News Release: IMMEDIATE RELEASE

For further information, contact:

Suzie Singer, Corporate Communications	812.376.1917
Greg Ehlinger, Chief Financial Officer	812.379.7603

Irwin Financial Corporation Announces
Irwin Asset Backed Securities Investor Website

COLUMBUS, Indiana -- May 5, 2006 -- Irwin Financial Corporation (NYSE: IFC) is pleased to announce the launch of the Irwin Asset Backed Securities Investor Website. It was developed as a means of providing historical securitization information to institutional investors who have an interest in either Irwin Home Equity Loan Trust or Irwin Whole Loan Home Equity Trust transactions. The website contains loan level deal summary and performance information, along with tools that enable site visitors to create customized reports and charts. It also contains servicer reports, prospectuses, portfolio information, and rating agency servicer evaluations, along with other relevant information. Please visit this new website at: http://ihe.lewtan.com. It can also be accessed from links on http://www.ihe.com and http://www.irwinfinancial.com/ir-set.html.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business, provides a broad range of financial services to consumers and small businesses in selected markets in the United States and Canada.

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